                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Sprint Corporation:

We consent to the incorporation by reference in the registration statement (No.
333-116214) on Form S-8 of Global Signal Inc. of our report dated March 30,
2005, with respect to the Statement of Revenue and Certain Expenses of Sprint
Sites USA for the year ended December 31, 2004, which report appears in the Form
8-K/A of Global Signal Inc. dated June 3, 2005.

/s/ KPMG LLP

Kansas City, Missouri
June 3, 2005

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